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                                                           Exhibit 21.1

                            The Kroll-O'Gara Company
                                  Subsidiaries

O'Gara-Hess & Eisenhardt Armoring Company (Delaware) (100%)
     The Kroll-O'Gara de Mexico, S.A. de
          C.V. (Mexico) (100%)
     O'Gara-Hess & Eisenhardt de Brasil LTDA (Brazil)(100%)
     O'Gara Security International, Inc. (Delaware)(100%)
          O'Gara Laura Automotive Group (Russia) (51%)
          ZAO IMYA (Russia)(100%)
     O'Gara France S.A. (France) (100%)
          Labbe S.A. (France) (100% by O'Gara France S.A.)
               Hellio Polds Lourds-Carrosserie, Tolerie, Peinture
               S.A. (France) (100%)
               SARL Normandie Carrosserie (France) (83.7%)
               Societte De Blindage and de Secirite
               (France) (100%)
     O'Gara Philippines, Inc. (Philippines) (100%)
O'Gara Satellite Networks Limited (Ireland) (100%)
O'Gara Satellite Networks, Inc. (Delaware) (100%)
Next Destination Limited (U.K.) (100%)
International Training, Incorporated (Virginia) (100%)
The O'Gara Company FSC, Inc. (Barbados)(100%)

Kroll Holdings, Inc. ("KHI") (Delaware) (100%)
     Kroll Associates, Inc. (Delaware) (100%)
          Kroll Associates (Asia) Limited (Hong Kong) (50%; 50% by KHI) Kroll Information Services, Inc. (Delaware)(100%)
     Kroll Associates U.K. Limited (England)(100%)
     Kroll International, Inc. (Delaware)(100%)
     Kroll Associates International Holdings, Inc. (100%)

Lindquist Avey Macdonald Baskerville Company (Nova Scotia)
    (100% owned by L.A.M.B. Acquisition, Inc., which is 100% owned by
          The Kroll-O'Gara Company)
InPhoto Surveillance, Inc. (Illinois) (100%)

All other subsidiaries together do not meet the definition of a Significant Subsidiary.